As filed with the Securities and Exchange Commission on May 6, 2016

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Harsco Corporation
___________________________________________________
(Exact name of Registrant as specified in its charter)
Delaware    23-1483991
(State or other jurisdiction    (I.R.S. Employer
of incorporation or organization)    Identification No.)
350 Poplar Church Road
Camp Hill, Pennsylvania 17011
(Address of Principal Executive Offices Including Zip Code)

2016 Non-Employee Directors’ Long-Term Equity Compensation Plan
(Full title of the Plan)

Russell C. Hochman
Senior Vice President and General Counsel,
Chief Compliance Officer & Corporate Secretary
350 Poplar Church Road
Camp Hill, Pennsylvania 17011
(717) 763-7064
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:
Lloyd H. Spencer, Esq.
Nixon Peabody LLP
799 9th Street NW, Suite 500
Washington, D.C. 20001-4501
(202) 585-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒                        Accelerated filer ☐
Non-accelerated filer   ☐ (Do not check if a smaller reporting company)    Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock par value $1.25 per share	400,000	$6.57	$2,628,000	$264.64

(1)
Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)
One right (each, a “Right”) to purchase Series A Junior Participating Cumulative Preferred Stock, par value $1.25 per share, of the Registrant (the “Preferred Stock”) will be issued with each share of Common Stock. The terms of the Rights are described in the Form 8-A filed by the Registrant with the Securities and Exchange Commission on September 26, 2007.

(3)
Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(h)(i) and Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices for the Registrant’s Common Stock on the New York Stock Exchange on May 4, 2016, which was $6.57.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees eligible to participate in the 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan (the “Plan”) as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The following documents which have been filed by the Registrant with the Commission are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on February 26, 2016;

(b)	The Registrant’s Proxy Statement for its 2016 Annual Meeting of Stockholders (Schedule 14A), filed with the Commission on March 11, 2016;

(c)
All other reports filed by the Registrant pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 since December 31, 2015, including specifically, but not limited to the Registrant’s:

(i)	Current Reports on Form 8-K filed with the Commission on February 29, 2016; and

(ii)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed with the Commission on May 4, 2016;

(d)
The description of the Registrant’s Common Stock contained in the Registrant’s Current Report on Form 8-K (Commission File No. 001-03970), filed with the Commission on May 8, 2013, and all amendments and reports filed with the Commission for the purpose of updating such description; and

(e)
The description of the Rights and the Preferred Stock set forth in the Registrant’s registration statement on Form 8-A (Commission File No. 001-03970), filed with the Commission on September 26, 2007, including all amendments and reports filed for the purpose of updating that description.

In addition, all documents and reports and any future filings made by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.    Description of Securities.
Not applicable.
Item 5.    Interests of Named Experts and Counsel.
Not applicable.
Item 6.    Indemnification of Directors and Officers.
The Registrant’s officers and directors are and will be indemnified against certain liabilities under Delaware law, the Restated Certificate of Incorporation of the Registrant, (“Certificate of Incorporation”), and the By-laws of the Registrant (“By-laws”). The Certificate of Incorporation requires the Company to indemnify its directors and officers in the manner and to the fullest extent permitted from time to time by the Delaware General Corporation Law (“DGCL”). The By-laws contain provisions which implement the indemnification provisions of the Certificate of Incorporation.
Section 9 of Article III of the Registrant’s By-laws provides that the Registrant must indemnify its current and former directors and officers to the fullest extent permitted by Delaware law and, as permitted by Section 145 of the DGCL, requires the Registrant to advance expenses incurred in defending a suit, action or proceeding, whether civil or criminal, to the extent authorized by the Registrant’s Board of Directors upon receipt of an undertaking by a director or officer to repay such expenses if it is determined that such director or officer is not entitled to indemnification.
The Registrant’s Certificate of Incorporation, in Article Thirteenth, paragraph (b), provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision does not eliminate the liability of a director of the Registrant (1) for any breach of a director’s duty of loyalty to the Registrant or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) under Section 174 of the DGCL; or (4) for any transaction in which a director derived improper personal benefit.
The indemnification provisions in the Registrant’s By-laws and Certificate of Incorporation are not exclusive of any other rights to which those indemnified thereunder may be entitled to by law, agreement, vote of stockholders or otherwise.
The Registrant has entered into agreements to indemnify its non-employee directors (each an “Indemnified Representative”) in addition to the indemnification provided for in the Registrant’s Certificate of Incorporation and By-laws. Under these agreements, the Registrant will, among other things, indemnify each Indemnified Representative against certain expenses (including attorneys’ fees and expenses), judgments, settlement amounts, or fines incurred by or assessed against an Indemnified Representative in any threatened, pending or completed action or proceeding, including those by or in the right of the Registrant, by reason of the fact that the Indemnified Representative is or was serving the Registrant as a director, officer, employee or agent of the Registrant, or, at the request of the Registrant, as a director, officer, employee, agent, fiduciary, or in a similar capacity for another corporation, joint venture, trust, employee benefit plan or other entity.
In addition, the Registrant maintains liability insurance providing coverage per policy year (with certain deductibles and exceptions) for past, present and future directors and officers of the Registrant acting in such capacities.
Item 7.     Exemption from Registration Claimed.
Not applicable.
Item 8.    Exhibits.
See Exhibit Index.
Item 9.     Undertakings.
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in value of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on the 6th day of May, 2016.

HARSCO CORPORATION

By:    /s/ Russell C. Hochman
Russell C. Hochman
Senior Vice President and General Counsel,
Chief Compliance Officer & Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints F. Nicholas Grasberger and Russell C. Hochman and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ F. NICHOLAS GRASBERGER, III	President, Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2016
F. Nicholas Grasberger, III
/s/ PETER F. MINAN	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 6, 2016
Peter F. Minan
/s/ DAVID C. EVERITT	Non-Executive Chairman and Director	May 6, 2016
David C. Everitt
/s/ JAMES F. EARL	Director	May 6, 2016
James F. Earl
/s/ KATHY G. EDDY	Director	May 6, 2016
Kathy G. Eddy
/s/ STUART E. GRAHAM	Director	May 6, 2016
Stuart E. Graham
/s/ TERRY D. GROWCOCK	Director	May 6, 2016
Terry D. Growcock
Director
Elaine La Roche
/s/ PHILLIP C. WIDMAN	Director	May 6, 2016
Phillip C. Widman

EXHIBIT INDEX

4.1	Restated Certificate of Incorporation (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2013, Commission File Number 001-03970)
4.2	Certificate of Designation filed September 25, 1997 (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 1997, Commission File Number 001-03970)
4.3
Certificate of Amendment to the Restated Certificate of Incorporation, dated April 29, 2015 (incorporated by reference to the Registrant’s Current Report on Form 8-K/A dated May 22, 2015, Commission File Number 001-03970)

4.4	By-laws, as amended October 28, 2014 (incorporated by reference to the Registrant’s Current Report on Form 8-K dated October 28, 2014, Commission File Number 001-03970)
4.5
Rights Agreement, dated September 25, 2007 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Commission File Number 001-03970) filed with the Commission on September 26, 2007)

5.1*	Opinion of Nixon Peabody LLP
10.1*	2016 Non-Employee Directors’ Long-Term Equity Compensation Plan
23.1	Consent of Nixon Peabody LLP (Contained in opinion filed as Exhibit 5.1 to this Registration Statement)
23.2*	Consent of PricewaterhouseCoopers LLP, independent accountants
24.1	Power of Attorney (Included on the signature page to this Registration Statement)

_____________________
*Filed herewith.